UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2013

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.

1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218
1-3274	DUKE ENERGY FLORIDA, INC. (a Florida corporation) 299 First Avenue North St. Petersburg, Florida 33701 704-382-3853	59-0247770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.06.  Material Impairments.

On August 1, 2013, Duke Energy Florida (the “Company”) filed an Amended Stipulation and Settlement Agreement (“2013 Settlement”) with the Florida Public Service Commission (“FPSC”). This Agreement replaces and supplants the previous Stipulation and Settlement Agreement that was approved by the FPSC in February 2012.  The 2013 Settlement contains provisions related to the Crystal River 3 nuclear facility, the proposed Levy County nuclear project, the Crystal River 1 and 2 coal units, and future generation needs in Florida.

The proposed settlement will result in an approximate $295 million in impairments to the Company in the second quarter of 2013 associated with Crystal River 3, and $65 million in impairments associated with the wholesale allocation of investment in the Levy Project.  The impairments will be recorded as special items and, therefore, excluded from Duke Energy’s adjusted diluted earnings per share.

The 2013 Settlement is subject to the review and approval of the FPSC, which is expected by the end of 2013.

An overview providing additional detail on the Settlement is attached to this Form 8-K as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits.

99.1                        Duke Energy Florida 2013 Settlement Agreement Summary

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: August 1, 2013
	By:	/s/ Steven K. Young
	Name:	Steven K. Young
	Title:	Vice President, Controller and Chief Accounting Officer

Duke Energy Florida, Inc.

Date: August 1, 2013
	By:	/s/ Steven K. Young
	Name:	Steven K. Young
	Title:	Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Duke Energy Florida 2013 Settlement Agreement Summary